Exhibit 99.1

pressrelease

Media contact:	Investor contact:
Mike Jacobsen, APR	Jamie Finefrock
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	jamie.finefrock@diebold.com

FOR IMMEDIATE RELEASE:
October 30, 2013

DIEBOLD REPORTS 2013 THIRD QUARTER FINANCIAL RESULTS; COMPANY REITERATES EARNINGS OUTLOOK
CFO Richardson leaving company; global search for new CFO initiated with Korn Ferry

•	Q3 EPS from continuing operations of $(0.34), including a goodwill impairment charge of $70.0 million pre-tax, or ($0.84) per share, related to operations in Brazil; non-GAAP EPS was $0.56

•	Total revenue for Q3 2013 decreased 0.6% compared with prior-year period, but increased 1.4% on a constant currency basis.

•	Free cash use* for Q3 2013 improved by $6.9 million from Q3 2012, however, YTD increased $20.1 million free cash use* from 2012

•	Net debt* at September 30, 2013 was $183.2 million, a $32.0 million increase from September 30, 2012.

•	Company maintains full-year 2013 non-GAAP* EPS guidance of $0.69 - $0.79, including a valuation allowance on certain Brazil deferred tax assets of $0.61 per share

•	Earnings overview presentation available at http://www.diebold.com/earnings

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported third quarter 2013 net loss attributable to Diebold of $(21.7) million, or $(0.34) per share, including a pre-tax goodwill impairment charge in Brazil of $70 million, or ($0.84) per share. This compares with third quarter 2012 net income of $16.2 million, or $0.25 per share. Third quarter 2013 revenue was $705.4 million, down 0.6% from the third quarter 2012.

Non-GAAP* income attributable to Diebold in the third quarter 2013 was $0.56 per share, compared with $0.37 per share in the third quarter 2012. Non-GAAP* earnings benefited by approximately $0.05 per share related to tax and foreign exchange gains.

Diebold also announced today that Bradley C. Richardson, executive vice president and chief financial officer, is leaving the company. Christopher A. Chapman, vice president, global finance, will serve as the company’s principal financial officer on an interim basis, effective Nov. 6. Diebold has initiated a global search with Korn Ferry to identify a new CFO.

Management Commentary
“We saw positive results from our ongoing business improvement and cost reduction efforts during the third quarter. As we've said in the past, we will reinvest approximately half of our savings back into the company, and we have yet to fully ramp up investments in our transformation initiatives,” said Andy W. Mattes, Diebold president and chief executive officer. “We also continue to execute on our strategy to globalize and transform our service operations to better leverage our scale while delivering superior performance for our customers.

“I am encouraged with our ability to put a number of past compliance and legal issues behind us and the progress in our underlying operational performance during the quarter. However, we still have an enormous amount of work in front of us to get the company back on the right trajectory," Mattes concluded. "After five months on the job, I am confident we have identified the appropriate steps to build on our core strengths and capitalize on key opportunities in the marketplace."

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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2013 THIRD QUARTER FINANCIAL RESULTS
Results of Operations
Revenue
Total revenue for the third quarter 2013 decreased 0.6% compared with the third quarter 2012, including a net unfavorable currency impact related mostly to the Brazilian real. Revenue increased 1.4% on a constant currency basis.

The revenue increase in the company's core financial self-service and security business was more than offset by the decrease in the Brazil election systems and lottery business. Within the global financial self-service business, significant growth across all international regions was largely offset by a decline in North America.

Gross Margin
Total gross margin for the third quarter 2013 was 24.5%, an increase of 0.3 percentage points from the third quarter of 2012, with service margin reflecting a 3.4 percentage point improvement, largely offset by a 3.9 percentage point decline in product margin. The majority of the service margin improvement is attributable to the company's global transformation efforts. Overall product gross margin deterioration is primarily the result of lower product volume and customer mix differences in the U.S. business, which more than offset product margin improvements in the company's international operations.

Operating Expenses
Total operating expenses were $203.1 million, or 28.8% of revenue, for the third quarter 2013, an increase of 7.6 percentage points from the third quarter of 2012.

Operating expenses in the third quarter 2013 included a $70.0 million pre-tax goodwill impairment charge, which is a partial impairment of the goodwill associated with the company’s Brazil business. The goodwill impairment charge is a result of a deteriorating macro-economic outlook, structural changes to an auction-based purchasing environment and new competitors entering the market over the past several quarters.

Third quarter 2013 operating expenses also included $2.0 million of net restructuring charges and non-routine expenses of $3.7 million.

Operating expenses in the third quarter 2012 included $3.6 million of net restructuring charges, non-routine expenses of $0.6 million, and a non-cash impairment charge of $7.9 million related to the investment in the company's 50 percent ownership in Shanghai Diebold King Safe Company, LTD.

Operating Profit / (Loss)
Operating loss of $(30.3) million, or (4.3)% of revenue was realized in the third quarter 2013, compared with an operating profit of $21.0 million or 3.0% of revenue, in the third quarter 2012. Non-GAAP operating profit* in the third quarter 2013 was $48.1 million, or 6.8% of revenue, compared with $32.0 million, or 4.5% of revenue, in the third quarter 2012. Non-GAAP operating profit for both quarters exclude any applicable restructuring charges, non-routine and amortization expenses, non-routine income, and impairment charges.

Income Tax
The effective tax rate on continuing operations for the three months ended September 30, 2013 was 28.2%, compared with 30.5% for the same period of 2012. The change in tax rate from the prior-year period was primarily due to the tax impact of the company’s Brazil goodwill impairment that was only partially deductible, offset by non-recurring discrete items recorded in the quarter.

Net Income / (Loss) Attributable to Diebold
Net loss attributable to Diebold was $(21.7) million, or 3.1% of revenue, in the third quarter 2013, compared with net income of $16.2 million, or 2.3%, in the third quarter 2012. Included in the third quarter 2013 net of tax results are a $53.7 million goodwill impairment charge, $0.6 million in net non-routine and amortization expenses, and net restructuring charges of $3.4 million. Included in the third quarter 2012 net of tax results are net restructuring charges of $1.5 million, $0.4 million in net non-routine expenses, and $5.7 million in impairment charges.

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*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2013 THIRD QUARTER FINANCIAL RESULTS
Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $183.2 million at September 30, 2013, an increase in net debt of $161.6 million from the net debt* position at December 31, 2012. The company's net debt to capital ratio was 14.7% at September 30, 2013, and 1.5% at December 31, 2012 and 9.6% at September 30, 2012.

Free cash use* in the third quarter 2013 was $3.1 million, an improvement of $6.9 million from the third quarter 2012.

FCPA
On October 22, 2013, the company finalized its agreement to settle charges related to the Foreign Corrupt Practices Act (FCPA), as filed by the U.S. Securities and Exchange Commission (SEC), and resolved the parallel legal matter announced the same day by the U.S. Department of Justice (DOJ). The settlement terms include combined payments in the fourth quarter to the U.S. government of approximately $48.0 million in disgorgement, penalties and prejudgment interest, and the appointment of an independent compliance monitor for a minimum period of 18 months. The $48.0 million settlement was fully accrued in prior periods, and is subject to final court approval.

Full-year 2013 Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any currency fluctuations, future mergers, acquisitions, disposals or other business combinations, the Brazil tax assessment or the value-added tax compliance analysis.

The company expects full-year revenue to be down 5% to 6% and continues to expect EPS in the range of $1.30 to $1.40 on a non-GAAP* basis, excluding the valuation allowance on Brazil deferred tax assets. Diebold remains focused on executing its transformation initiatives and making necessary investments in the business, particularly in the area of information technology and back-end office support. The company is targeting operational cash flow of $50 to $70 million for the full-year, which excludes non-recurring items associated with the previously disclosed FCPA settlement, securities class action lawsuit agreement in principle, and the cash tax impact associated with our repatriation efforts.

	Previous Guidance	Current Guidance
Total revenue	(7%) - (5%)	(6%) - (5%)

2013 EPS (GAAP)	($1.71) - ($1.21)	($2.58) - ($2.32)
Restructuring charges, non-routine exp. & Amort.	1.74 - 1.34	1.81 - 1.65
Non-routine inc.	(0.02)	(0.02)
Impairment	—	0.84
Deferred tax expense on foreign cash repatriation	0.67	0.64
Total Adjusted EPS (non-GAAP measure)	$0.68 - $0.78	$0.69 - $0.79
Valuation allowance on Brazil deferred tax assets	$0.62	$0.61
Total adjusted EPS (non-GAAP measure) excluding valuation allowance on Brazil deferred tax assets	$1.30 - $1.40	$1.30 - $1.40

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, vice president, global finance will discuss the company's financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.
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*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2013 THIRD QUARTER FINANCIAL RESULTS

Revenue Summary by Service, Product and Geographic Area

Revenue Summary by Service and Product Solutions
(In Thousands)
	Q3 2013	Q3 2012	% Change	YTD 9/30/2013	YTD 9/30/2012	% Change
Financial Self-Service
Service	$291,529	$293,694	(0.7)%	$874,983	$889,216	(1.6)%
Product	244,374	236,994	3.1%	714,120	792,166	(9.9)%
Total Fin. Self-Service	535,903	530,688	1.0%	1,589,103	1,681,382	(5.5)%
Security Solutions
Service	113,706	108,611	4.7%	325,695	306,699	6.2%
Product	40,496	45,879	(11.7)%	115,364	126,692	(8.9)%
Total Security	154,202	154,490	(0.2)%	441,059	433,391	1.8%
Total Fin. Self-Service & Security	690,105	685,178	0.7%	2,030,162	2,114,773	(4.0)%
Brazil Election Systems & Lottery	15,319	24,741	(38.1)%	15,886	36,825	(56.9)%
Total Revenue	$705,424	$709,919	(0.6)%	$2,046,048	$2,151,598	(4.9)%

Revenue Summary by Geographic Area
	Q3 2013	Q3 2012	% Change	YTD 9/30/2013	YTD 9/30/2012	% Change
Diebold North America	$356,943	$395,477	(9.7)%	$1,056,184	$1,194,294	(11.6)%
Diebold International
Latin America (incl. Brazil)	150,525	144,696	4.0%	410,733	445,693	(7.8)%
Asia Pacific	116,102	99,439	16.8%	346,660	291,788	18.8%
Europe, Middle East, Africa	81,854	70,307	16.4%	232,471	219,823	5.8%
Total Diebold International	348,481	314,442	10.8%	989,864	957,304	3.4%
Total Revenue	$705,424	$709,919	(0.6)%	$2,046,048	$2,151,598	(4.9)%

Other (expense) income, net summary:

	Q3 2013	Q3 2012	YTD 9/30/2013	YTD 9/30/2012
Miscellaneous, net	$355	$607	$(434)	$948
Foreign exchange gain (loss), net	2,977	930	(1,453)	2,577
Interest expense	(7,918)	(7,615)	(22,027)	(22,684)
Investment income	6,695	9,298	21,060	29,292
Total other (expense) income, net	$2,109	$3,220	$(2,854)	$10,133

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*See accompanying notes for non-GAAP measures.

PAGE 5/ DIEBOLD REPORTS 2013 THIRD QUARTER FINANCIAL RESULTS

Notes for Non-GAAP Measures

1.	Profit/loss summary - 3rd quarter comparison (Dollars in millions)

Q3 2013							Q3 2012
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$705.4	$172.8	24.5%	$203.1	$(30.3)	(4.3)%	GAAP Results	$709.9	$171.6	24.2%	$150.6	$21.0	3.0%
	2.3		(2.0)	4.3		Restructuring		(1.1)		(3.6)	2.5
	0.3		(3.7)	4.0		Non-rout. Exp. & Amort.		—		(0.6)	0.6
	—		—	—		Non-rout. Inc		—		—	—
	—		(70.0)	70.0		Impairment		—		(7.9)	7.9
$705.4	$175.4	24.9%	$127.3	$48.1	6.8%	Non-GAAP Results	$709.9	$170.5	24.0%	$138.4	$32.0	4.5%
The company's management believes excluding net restructuring charges/(benefits), non-routine expenses/income, the goodwill impairment charge in Brazil and amortization from operating results is an indication of the company's baseline performance. The exclusion of these items permits evaluation and comparison of results for the company's core business operations and it is on this basis that the company's management internally assesses the company's performance.

YTD 9/30/2013							YTD 9/30/2012
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$2,046.0	$460.2	22.5%	$528.0	$(67.8)	(3.3)%	GAAP Results	$2,151.6	$547.1	25.4%	$434.8	$112.3	5.2%
	9.4		(12.0)	21.4		Restructuring		(1.9)		(6.8)	4.9
	0.8		(59.7)	60.5		Non-rout. Exp. & Amort.		—		(1.9)	1.9
	—		2.2	(2.2)		Non-rout. Inc		—		—	—
	—		(70.0)	70.0		Impairment		—		(14.6)	14.6
$2,046.0	$470.5	23.0%	$388.5	$81.9	4.0%	Non-GAAP Results	$2,151.6	$545.2	25.3%	$411.5	$133.7	6.2%

2. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q3 2013	Q3 2012	YTD 9/30/2013	YTD 9/30/2012
Total EPS from continuing operations (GAAP measure)	$(0.34)	$0.25	$(2.20)	$1.34
Restructuring charges	0.05	0.02	0.22	0.05
Non-routine expenses and amort.	0.04	0.01	0.69	0.01
Non-routine income	—	—	(0.02)	—
Impairment charges	0.84	0.09	0.84	0.16
Deferred tax expense on foreign cash repatriation	(0.03)	—	0.64	—
Total Adjusted EPS (non-GAAP measure)	$0.56	$0.37	$0.17	$1.56
Valuation allowance on Brazil deferred tax assets	$—	$—	$0.61	$—
Total adjusted EPS (non-GAAP measure) excluding valuation allowance on Brazil deferred tax assets	$0.56	$0.37	$0.78	$1.56

The company's management believes excluding net restructuring charges/(benefits), non-routine expenses/income and impairment charges is useful to investors because it provides an overall understanding of the company's historical financial performance and future prospects. Exclusion of these items permits evaluation and comparison of results for the company's core business operations, and it is on this basis that management internally assesses the company's performance. The company has also excluded a Brazil valuation allowance as well as the deferred tax effect of cash repatriation from its non-GAAP results. The sums of the quarterly figures do not equal year-to-date figures due to rounding or differences in the weighted-average number of shares outstanding during the respective periods.

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PAGE 6/ DIEBOLD REPORTS 2013 THIRD QUARTER FINANCIAL RESULTS

3.	Free cash flow / (use) is calculated as follows:

	Q3 2013	Q3 2012	YTD 9/30/2013	YTD 9/30/2012
Net cash provided by (used in) operating activities (GAAP measure)	$4,383	$5,214	$(59,042)	$(28,756)
Capital expenditures	(7,492)	(15,187)	(25,648)	(35,856)
Free cash flow / (use) (non-GAAP measure)	$(3,109)	$(9,973)	$(84,690)	$(64,612)

The company's management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

4.	Net investment/(debt) is calculated as follows:

	9/30/2013	12/31/2012	9/30/2012
Cash, cash equivalents and short-term investments (GAAP measure)	$405,624	$630,678	$572,164
Debt instruments	(588,799)	(652,206)	(723,321)
Net investment/(debt) (non-GAAP measure)	$(183,175)	$(21,528)	$(151,157)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 97% to 98% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

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PAGE 7/ DIEBOLD REPORTS 2013 THIRD QUARTER FINANCIAL RESULTS

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the company's ability to maintain effective internal controls;

•	changes in the company's intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•
unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments, including with respect to the company's Brazilian tax dispute and the approval of the potential settlement of the securities class action on the proposed terms;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's global FCPA review, including obtaining court approval of the settlement with the DOJ and SEC on the proposed terms;

•	the outcome of the company's assessment of its indirect tax compliance in Brazil; and

•	the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its recently announced multi-year realignment plan and other restructuring actions.

About Diebold
Diebold, Incorporated (NYSE: DBD) is a global leader in providing innovative self-service technology, security systems and related services. Diebold has approximately 16,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
[IN THOUSANDS EXCEPT (LOSS) EARNINGS PER SHARE]

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net Sales
Service	$405,238	$402,305	$1,200,672	$1,196,079
Product	300,186	307,614	845,376	955,519
Total	705,424	709,919	2,046,048	2,151,598
Cost of goods
Service	290,121	301,787	904,167	881,275
Product	242,498	236,555	681,646	723,203
Total	532,619	538,342	1,585,813	1,604,478
Gross Profit	172,805	171,577	460,235	547,120
Percent of net sales	24.5%	24.2%	22.5%	25.4%
Operating expenses
Selling, general and administrative	111,683	120,892	394,401	359,450
Research, development and engineering	21,957	22,167	66,404	61,140
Impairment of assets	70,000	7,930	70,642	14,631
Gain on sale of assets, net	(582)	(437)	(3,421)	(397)
Total	203,058	150,552	528,026	434,824
Percent of net sales	28.8%	21.2%	25.8%	20.2%
Operating (loss) profit	(30,253)	21,025	(67,791)	112,296
Percent of net sales	(4.3)%	3.0%	(3.3)%	5.2%
Other (expense) income, net	2,109	3,220	(2,854)	10,133
(Loss) income from continuing operations before taxes	(28,144)	24,245	(70,645)	122,429
Taxes on income	7,940	(7,394)	(67,293)	(34,246)
Net (loss) income	(20,204)	16,851	(137,938)	88,183
Less: net income attributable to noncontrolling interest	(1,486)	(630)	(2,233)	(2,722)
Net (loss) income attributable to Diebold, Inc.	$(21,690)	$16,221	$(140,171)	$85,461

Basic weighted average shares outstanding	63,825	63,211	63,648	63,003
Diluted weighted average shares outstanding	63,825	64,134	63,648	63,930

Basic (loss) earnings per share	$(0.34)	$0.26	$(2.20)	$1.36
Diluted (loss) earnings per share	$(0.34)	$0.25	$(2.20)	$1.34

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$205,921	$368,792
Short-term investments	199,703	261,886
Trade receivables, net	515,703	488,373
Inventories	480,420	412,996
Other current assets	304,486	282,810
Total current assets	1,706,233	1,814,857

Securities and other investments	76,865	77,101
Property, plant and equipment, net	164,141	184,345
Goodwill	182,862	272,951
Other assets	169,636	243,733
Total assets	$2,299,737	$2,592,987

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$26,773	$34,212
Accounts payable	210,472	224,973
Other current liabilities	662,656	598,159
Total current liabilities	899,901	857,344

Long-term debt	561,595	617,534
Long-term liabilities	160,583	291,287

Total Diebold, Inc. shareholders' equity	656,634	791,474
Noncontrolling Interests	21,024	35,348
Total equity	677,658	826,822

Total liabilities and equity	$2,299,737	$2,592,987

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Nine Months Ended
	September 30,
	2013	2012
Cash flow from operating activities:
Net (loss) income	$(137,938)	$88,183
Adjustments to reconcile net (loss) income to cash flow used in operating activities:
Depreciation and amortization	64,085	56,909
Devaluation of Venezuelan balance sheet	1,584	—
Impairment of assets	70,642	14,631
Other	10,271	7,056

Cash flow from changes in certain assets and liabilities:
Trade receivables	(41,789)	(49,683)
Inventories	(79,492)	(55,397)
Accounts payable	(10,660)	(2,013)
Prepaid income taxes	(20,987)	3,823
Deferred revenue	5,168	(34,053)
Deferred income taxes	40,164	2,480
Certain other assets and liabilities	39,910	(60,692)
Net cash used in operating activities	(59,042)	(28,756)

Cash flow from investing activities:
Payments for acquisitions, net of cash acquired	—	(23,625)
Net investment activity	38,890	(4,011)
Capital expenditures	(25,648)	(35,856)
Increase in certain other assets & other	452	5,042
Net cash provided by (used in) investing activities	13,694	(58,450)

Cash flow from financing activities:
Dividends paid	(55,469)	(54,573)
Net (repayments) borrowings	(62,542)	94,333
Repurchase of common shares	(3,660)	(3,076)
Other	4,262	16,264
Net cash (used in) provided by financing activities	(117,409)	52,948

Effect of exchange rate changes on cash and cash equivalents	(114)	2,888

Decrease in cash and cash equivalents	(162,871)	(31,370)
Cash and cash equivalents at the beginning of the period	368,792	333,920
Cash and cash equivalents at the end of the period	$205,921	$302,550